ADMINISTRATION AGREEMENT

     This Agreement, dated as of the 1st day of August, 1995, made by and between IAA Trust Asset Allocation Fund, Inc. ("the Asset Allocation Fund"), a corporation duly organized and existing under the laws of the state of Maryland, operating as a registered investment company under the Investment Company Act of 1940, as amended (the "Act"), and Fund/Plan Services, Inc. ("Fund/Plan"), a corporation duly organized and existing under the laws of the State of Delaware (collectively, the "Parties").

                             WITNESSETH THAT:

     WHEREAS, the Parties desire to enter into an agreement whereby Fund/Plan will provide certain administration services to the Asset Allocation Fund on the terms and conditions set forth in this Agreement; and

     WHEREAS, Fund/Plan is willing to serve in such capacity and perform such administrative services under the terms and conditions set forth below; and

     WHEREAS, the Asset Allocation Fund will provide all necessary information to Fund/Plan concerning the Fund so that Fund/Plan may appropriately execute its responsibilities hereunder;

     NOW, THEREFORE, in consideration of the premises and mutual covenants contained herein, and in exchange of good and valuable consideration, the sufficiency and receipt of which is hereby acknowledged, the Parties hereto, intending to be legally bound, do hereby agree as follows:

     Section 1. Appointment The Asset Allocation Fund hereby appoints Fund/Plan as administrator and Fund/Plan hereby accepts such appointment.

     Section 2.  Duties and Obligations of Fund/Plan

     (a) Subject to the succeeding provisions of this section and subject to the direction and control of the Board of Directors of the Asset Allocation Fund, Fund/Plan shall provide to the Fund all administrative services as set forth in Schedule "A" attached hereto and incorporated by reference in its entirety into this Agreement. In addition to the obligations set forth in Schedule "A", Fund/Plan shall (i) provide its own office space, facilities, equipment and personnel for the performance of its duties under this Agreement; and (ii) take all actions it deems necessary to properly execute the administrative responsibilities of the Asset Allocation Fund.

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     (b) So that Fund/Plan may perform its duties under the terms of this
Agreement, the Board of Directors of the Asset Allocation Fund shall direct the officers, investment advisor, distributor, legal counsel, independent accountants and custodian of the Asset Allocation Fund to cooperate fully with Fund/Plan and to provide such information, documents and advice relating to the Asset Allocation Fund as is within the possession or knowledge of such persons provided that no such person need provide any information to Fund/Plan if to do so would result in the loss of any privilege or confidential treatment with respect to such information. In connection with its duties, Fund/Plan shall be entitled to rely, and shall be held harmless by the Asset Allocation Fund when acting in reasonable reliance upon the instruction, advice or any documents as provided by the Asset Allocation Fund to Fund/Plan by any of the aforementioned persons. All fees charged by any such persons shall be deemed an expense of the Asset Allocation Fund.

     (c) Any activities performed by Fund/Plan under this Agreement shall conform to the requirements of:

          (1) the provisions of the Investment Company Act of 1940, as amended (the "Act") and the Securities Act of 1933, as amended, and of any rules or regulations in force thereunder;

          (2)  any other applicable provision of state and federal law;

          (3) the provisions of the Articles of Incorporation and By-Laws of the Asset Allocation Fund as amended from time to time;

          (4) any policies and determinations of the Board of Directors of the Asset Allocation Fund; and

          (5) the fundamental policies of the Asset Allocation Fund as reflected in the registration statement under the Act.

     Fund/Plan acknowledges that all records that it maintains for the Asset Allocation Fund are the property of the Asset Allocation Fund and will be surrendered promptly to the Asset Allocation Fund upon written request. Fund/Plan will preserve, for the periods prescribed under Rule 31a-2 under the Act, all such records required to be maintained under Rule 31a-1 of the Act.

     (d) Nothing in this Agreement shall prevent Fund/Plan or any officer thereof from acting as administrator for or with any other person, firm or corporation. While the administrative services supplied to the Asset Allocation Fund may be different than those supplied to other persons, firms or corporations, Fund/Plan shall provide the Asset Allocation Fund equitable treatment in supplying services. The Asset Allocation Fund recognizes that it will not receive preferential treatment from Fund/Plan as compared with the treatment provided to other Fund/Plan clients. Fund/Plan agrees to maintain the records and all other information of the Asset Allocation Fund in a confidential manner and shall not use such information for any purpose other than the performance of Fund/Plan's duties under this Agreement.

     Section 3. Allocation of Expenses All costs and expenses of the Asset Allocation Fund shall be paid by the Asset Allocation Fund including, but not limited to:
          (a)  fees paid to an investment adviser (the "Adviser");
          (b)  interest and taxes;
          (c)  brokerage fees and commissions;
          (d)  insurance premiums;
          (e) compensation and expenses of its Directors who are not affiliated persons of the Adviser;
          (f)  legal, accounting and audit expenses;
          (g) custodian and transfer agent, or shareholder servicing agent, fees and expenses;
          (h) fees and expenses incident to the registration of the shares of the Asset Allocation Fund under Federal or state securities laws;
          (i) expenses related to preparing, setting in type, printing and mailing prospectuses, statements of additional information, reports and notices and proxy material to shareholders of the Asset Allocation Fund;
          (j) all expenses incidental to holding meetings of shareholders and Directors of the Asset Allocation Fund;
          (k) such extraordinary expenses as may arise, including litigation, affecting the Asset Allocation Fund and the legal obligations which the Asset Allocation Fund may have regarding indemnification of its officers and directors; and
          (l) fees and out-of-pocket expenses paid on behalf of the Asset Allocation Fund by Fund/Plan.

     Section 4. Compensation of Fund/Plan The Asset Allocation Fund agrees to pay Fund/Plan compensation for its services and to reimburse it for expenses incurred and paid by Fund/Plan on behalf of the Asset Allocation Fund, at the rates and amounts as set forth in Schedule "B" attached hereto, and as shall be set forth in any amendments to such Schedule "B" approved by the Asset Allocation Fund and Fund/Plan. The Asset Allocation Fund agrees and understands that Fund/Plan's compensation be comprised of two components, payable on a monthly basis, as follows:

     (i) A combined asset-based fee subject to a minimum amount will be billed monthly to the Asset Allocation Fund. These fees are to be paid by the Asset Allocation Fund within ten calendar days after receipt of an invoice from Fund/Plan.

     (ii) reimbursement of any out-of-pocket expenses paid by Fund/Plan on behalf of the Asset Allocation Fund, which out-of-pocket expenses will be billed to the Asset Allocation Fund within the first ten calendar days of the month following the month in which such out-of-pocket expenses were incurred. The Asset Allocation Fund agrees to reimburse Fund/Plan for such expenses within ten calendar days of receipt of such bill.

     For the purpose of determining fees payable to Fund/Plan, the value of the Asset Allocation Fund's net assets shall be computed at the times and in the manner specified in the Asset Allocation Fund's Prospectus and Statement of Additional Information then in effect.

     During the term of this Agreement, should the Asset Allocation Fund seek services or functions in addition to those outlined above or in Schedule "A" attached, a written amendment to this Agreement specifying the additional services and corresponding compensation shall be executed by both Fund/Plan and the Asset Allocation Fund.

     Section 5.  Duration

     (a) The term of this Agreement shall be for a period of three (3) years, commencing on the date hereinabove first written ("Effective Date") and shall continue thereafter on a year to year term subject to termination by either Party set forth in (c) below.

     (b) The fee schedule set forth in Schedule "B" attached shall be fixed for three (3) years commencing on the Effective Date of this Agreement.

     (c) After the initial term of this Agreement, the Asset Allocation Fund or Fund/Plan may give written notice to the other of the termination of this Agreement, such termination to take effect at the time specified in the notice, which date shall not be less than one hundred twenty (120) days after the date of receipt of such notice. Upon the effective termination date, the Asset Allocation Fund shall pay to Fund/Plan such compensation as may be due as of the date of termination and shall likewise reimburse Fund/Plan for any out-of-pocket expenses and disbursements reasonably incurred by Fund/Plan to such date.

     (d) If a successor to any of Fund/Plan's duties or responsibilities under this Agreement is designated by the Asset Allocation Fund by written notice to Fund/Plan in connection with the termination of this Agreement, Fund/Plan shall promptly upon such termination and at the expense of the Asset Allocation Fund, transfer all required records and shall cooperate in the transfer of such duties and responsibilities.

     Section 6. Amendment No provision of this Agreement may be amended or modified, in any manner except by a written agreement properly authorized and executed by Fund/Plan and the Asset Allocation Fund.

     Section 7. Applicable Law This Agreement shall be governed by the laws of the Commonwealth of Pennsylvania and the venue of any action arising under this Agreement shall be Montgomery County, Commonwealth of Pennsylvania.

     Section 8.  Limitation of Liability

     (a) The execution and delivery of this Agreement has been duly authorized by the Board of Directors of the Asset Allocation Fund and executed on behalf of the Asset Allocation Fund by the undersigned officer, in that officer's capacity as an officer of the Asset Allocation Fund. The obligations under this Agreement shall be binding upon the assets and property of the Asset Allocation Fund and shall not be binding upon any director, officer or shareholder of the Fund individually.

     (b) Fund/Plan, its directors, officers, employees, shareholders and agents shall only be liable for any error of judgment or mistake of law or for any loss suffered by the Asset Allocation Fund in connection with the performance of this Agreement that result from willful misfeasance, bad faith or negligence on the part of Fund/Plan in the performance of its obligations and duties under this Agreement.

     (c) Any person, even though a director, officer, employee, shareholder or agent of Fund/Plan, who may be or become an officer, director, employee or agent of the Asset Allocation Fund, shall be deemed when rendering services to such entity or acting on any business of such entity (other than services or business in connection with Fund/Plan's duties under the Agreement), to be rendering such services to or acting solely for the Asset Allocation Fund and not as a director, officer, employee, shareholder or agent of, or under the control or direction of Fund/Plan even though such person may receive compensation from Fund/Plan.

     (d) Notwithstanding any other provision of this Agreement, the Asset Allocation Fund shall indemnify and hold harmless Fund/Plan, its directors, officers, employees, shareholders and agents from and against any and all claims, demands, expenses and liabilities (whether with or without basis in fact or law) of any and every nature which Fund/Plan may sustain or incur or which may be asserted against Fund/Plan by any person by reason of, or as a result of
(i) any action taken or omitted to be taken by Fund/Plan in good faith, (ii) any action taken or omitted to be taken by Fund/Plan in good faith in reliance upon any certificate, instrument, order or stock certificate or other document reasonably believed by Fund/Plan to be genuine and to be signed, countersigned or executed by any duly authorized person, upon the oral instructions or written instruction of an authorized person of the Asset Allocation Fund or upon the opinion of legal counsel for the Asset Allocation Fund; or (iii) any action taken in good faith or omitted to be taken by Fund/Plan in connection with its appointment in reliance upon any law, act, regulation or interpretation of the same even though the same may thereafter have been altered, changed, amended or repealed. Indemnification under this subparagraph shall not apply, however, to actions or omissions of Fund/Plan or its directors, officers, employees, shareholders or agents in cases of its or their willful misfeasance, bad faith, negligence or reckless disregard of its or their duties hereunder.

     (e) Fund/Plan shall give written notice to the Asset Allocation Fund within ten (10) business days of receipt by Fund/Plan of a written assertion or claim of any threatened or pending legal proceeding which may be subject to this indemnification. The failure to notify the Asset Allocation Fund of such written assertion or claim shall not, however, operate in any manner whatsoever to relieve the Asset Allocation Fund of any liability arising under this Section or otherwise, unless such failure prejudices the Asset Allocation Fund.

     (f) For any legal proceeding giving rise to this indemnification, the Asset Allocation Fund shall be entitled to defend or prosecute any claim in the name of Fund/Plan at its own expense and through counsel of its own choosing if it gives written notice to Fund/Plan within ten (10) business days of receiving notice of such claim. Notwithstanding the foregoing, Fund/Plan may participate in the litigation at its own expense through counsel of its own choosing. If the Asset Allocation Fund does choose to defend or prosecute such claim, then the parties shall cooperate in the defense or prosecution thereof and shall furnish such records and other information as are reasonably necessary.

     (g) The terms of this Section 8 shall survive the termination of this Agreement.

     Section 9. Notices Except as otherwise provided in this Agreement, any notice or other communication required by or permitted to be given in connection with this Agreement shall be in writing, and shall be delivered in person or sent by first class mail, postage prepaid to the respective parties as follows:

If to IAA Trust Asset Allocation Fund, Inc.:                 If to Fund/Plan:
--------------------------------------------                 ----------------
IAA Trust Asset Allocation Fund, Inc.                Fund/Plan Services, Inc.
808 IAA Drive                                               2 West Elm Street
Bloomington, IL 61702                                  Conshohocken, PA 19428
Attention: Richard M. Miller                     Attention: Kenneth J. Kempf,
           Vice President                                   President

     Section 10. Severability If any part, term or provision of this Agreement is held by any court to be illegal, in conflict with any law or otherwise invalid, the remaining portion or portions shall be considered severable and not affected, and the rights and obligations of the parties shall be construed and enforced as if the Agreement did not contain the particular part, term or provision held to be illegal or invalid.

     Section 11. Section Headings Section and Paragraph headings are for convenience only and shall not be construed as part of this Agreement.

     Section 12. This Agreement may be executed in two or more counterparts, each of which when so executed shall be deemed to be an original, but such counterparts shall together constitute but one and the same instrument.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement consisting of seven typewritten pages, together with Schedules "A" and "B" to be signed by their duly authorized officers as of the day and year first above written.


IAA Trust Asset Allocation Fund, Inc.  Fund/Plan Services, Inc.

/s/ Gary E. Mede                       /s/ Kenneth J. Kempf
------------------------------------   ------------------------------------
By: Gary E. Mede, Vice President       By: Kenneth J. Kempf, President

                                                                    Schedule "A"

                       Fund Administration Services
                                    for
                   IAA Trust Asset Allocation Fund, Inc.

I.   Regulatory Compliance

     A.   Compliance - Federal Investment Company Act of 1940
          1.   Review, report and renew
               a.   Investment advisory contracts
               b.   Fidelity bond (if requested)
               c.   Underwriting contracts
               d.   Distribution (12b-1) plans
               e.   Administration contracts
               f.   Accounting contracts
               g.   Custody contracts
               h.   Transfer agent and shareholder services contract

          2.   Filings
               a.   N-SAR (semi-annual report)
               b. N-1A (prospectus), post effective amendments and supplements ("stickers")
               c.   24f-2 indefinite registration of shares
               d.   Filing shareholder reports under 30b2-1
               e.   Notify frequency capital gains under 19b-1
               f.   Coordination of EDGAR filings

          3. Annual up-dates of biographical information and questionnaires for Directors and Officers (if requested)

          4.   Monitor money market funds under Rule 2A-7

     B.   Compliance - State "Blue Sky"
          Blue Sky (state registration)
               a.   Registration shares (initial/renewal)
               b.   Monitor sale shares over/under
               c.   Report shares sold
               d.   Filing of federal prospectus and contracts
               e.   Filing annual and semi-annual reports with states

     C.   Compliance - Prospectus
          1.   Analyze and review portfolio reports from advisor regarding:
               a.   compliance with investment objectives
               b.   maximum investment by company/industry size

     D.   Compliance - Other
          1.   Applicable state tax laws

II.  Corporate Business and Shareholder/Public Information

     A.   Directors/Management
          1.   Preparation of meetings
               a.   Agendas - all necessary items of compliance
               b.   Preparation of Board packages
               c.   Assist with arranging and conducting meetings
               d.   Prepare minutes (if requested)
               e.   Keep attendance records (if requested)
               f.   Maintain certain board records as requested

          2. Preparation and distribution of periodic operation reports to management

     B.   Coordinate Proposals for Service Agents
          1.   Suppliers
          2.   Printers
          3.   Fulfillment of literature requests
          4.   Underwriters

     C.   Maintain Corporate Calendars
          1.   General
          2.   Blue sky

     D.   Shareholder Meeting - maximum one per year
          1.   Preparation of Proxy
          2.   Conduct Meeting
          3.   Record ballot results

     E.   Maintain certain Corporate Files as requested

     F.   Release Corporate Information
          1.   To shareholders
          2.   To financial and general press
          3.   To industry publications
               a.   distributions (dividends and capital gains)
               b.   tax information
               c.   changes to prospectus
               d.   letters from management
               e.   funds' performance

          4.   Respond to:
               a.   financial press
               b.   miscellaneous shareholder inquiries
               c.   industry questionnaires
          5.   Prepare, maintain and update monthly information manual

     F.   Communications to Shareholders
          1. Coordinate printing and distribution of annual and semi-annual reports and prospectus

III. Financial and Management Reporting

     A.   Income and Expenses
          1.   Expense figures calculated and accrual levels set
          2.   Monitoring of expenses, accruals monthly
          3.   Approve and coordinate payment of expenses
          4. Projection of income and expenses (with regards to B(2)) - ex-date will determine if projection will apply
          5.   Calculation of advisory fee, 12b-1 fee
          6.   Calculation of average net assets

     B.   Distributions to Shareholders
          1. Calculations of dividends and capital gain distributions (in conjunction with the Fund and their auditors)
               a.   compliance with income tax provisions
               b.   compliance with excise tax provisions
               c.   compliance with Investment Company Act of 1940

     C.   Financial Reporting
          1. Liaison between Fund management, independent auditors and printers for shareholder reports
          2.   Preparation of semi-annual and annual reports to shareholders
          3.   60-day delivery to SEC and shareholders
          4.   Preparation of semi-annual and annual NSAR's (financial data)

     D.   Subchapter M Compliance (monthly)
          1.   Asset diversification test
          2.   Short/short test
          3.   Income Qualification Test

     E.   Other Financial Analyses
          1. Upon request from fund management, other budgeting and analyses can be constructed to meet a fund's specific needs (additional fees may apply)
          2.   Sales information, portfolio turnover (monthly)
          3. Work closely with independent auditors on return of capital presentation, excise tax calculation
          4.   Performance (total return) calculation (monthly)
          5. Analysis of interest derived from various Government obligations (annual) (if interest income was distributed in a calendar year) for reporting to Shareholders

     F.   Review and Monitoring Functions (monthly)
          1. Review expense and reclassification entries to ensure proper update
          2. Perform various reviews to ensure accuracy of subscription/liquidation schedules, accounting (the monthly expense analysis)
          3.   Review all accruals and expenditures where applicable

     G. Preparation and distribution of monthly operational reports to management by 10th Business Day
          1.   Management Statistics (Recap)
               - portfolio
               - book gains/losses/per share
               - net income, book income per share
               - capital stock activity
               - distributions
          2.   Performance Analysis
               - total return
               - monthly, year to date, average annual (1, 5, 10 yrs), 5 yr cumulative, since inception cumulative
          3.   Expense Analysis
               - schedule
               - expenses paid
               - accrual monitoring
               - advisory fee
          4.   Short-Short Analysis
               - short-short income
               - gross income (components)
          5.   Portfolio Turnover
               - cost of purchases
               - net proceeds of sales
               - average market value
          6.   Asset Diversification Test
               - gross assets
               - non-qualifying assets
          7.   Activity Summary
               - shares sold, redeemed and reinvested
               - change in investment
          8.   Summary of Dividends paid for each Fund.

     H.   Provide rating agencies statistical data as requested
          (monthly/quarterly)

     I.   Standard schedules for Board Package (quarterly)
          1.   Activity Summary (III-G-7 from above)
          2.   Other schedules can be provided (additional fees may apply)
          3.   Statistical Report

                                                                    Schedule "B"

                     Administration Services Fee Schedule
                                      for
                     IAA Trust Asset Allocation Fund, Inc.

        This Fee Schedule is fixed for a period of three (3) years from the Effective Date as that term is defined in the Agreement.


I.   Administration Expense

     .0015          On the First        $ 50 Million of Average Net Assets
     .0010          On the Next         $ 50 Million of Average Net Assets
     .0005          Over                $100 Million of Average Net Assets

     The above fee schedule is applicable to total net assets of all four portfolios within the IAA Trust family of Funds. A minimum annual fee of $50,000 will be charged to the Growth Fund and a minimum annual fee of $80,000 applies in total to the group of four IAA Trust Funds. New portfolios added shall bear an annual minimum fee of $10,000.

II.  Out-of-Pocket Expenses

     The Fund(s) will reimburse Fund/Plan Services monthly for all reasonable out-of-pocket expenses, including telephone, postage, telecommunications, special reports, all currently required tax return preparation ($3500 per year, total all Funds), record retention, script fees, stamp duty, special transportation costs as incurred, and copying and sending materials to auditors.

III. Additional Services

     Activities of a non-recurring nature including but not limited to fund consolidations, mergers, acquisitions, reorganizations, the addition or deletion of a fund, and shareholder meetings/proxies, are not included herein, and will be quoted separately. To the extent the Asset Allocation Fund should decide to issue multiple/separate classes of shares, additional fees will apply. Any additional/enhanced services or reports will be quoted upon request.

                       ACCOUNTING SERVICES AGREEMENT

     This Agreement, dated as of the 1st day of August, 1995 made by and between IAA Trust Asset Allocation Fund, Inc. (the "Asset Allocation Fund"), a corporation duly organized and existing under the laws of the State of Maryland and operating as an open-end management investment company registered under the Investment Company Act of 1940, as amended, and Fund/Plan Services, Inc. ("Fund/Plan"), a corporation duly organized and existing under the laws of the State of Delaware (collectively, the "Parties").

                             WITNESSETH THAT:

     WHEREAS, the Asset Allocation Fund desires to appoint Fund/Plan as Accounting Services Agent to maintain and keep current the books, accounts, records, journals or other records of original entry relating to the business of the Asset Allocation Fund (the "Accounts and Records") and to perform certain other functions in connection with such Accounts and Records; and

     WHEREAS, Fund/Plan is willing to serve in such capacity and perform such functions upon the terms and conditions set forth below; and

     WHEREAS, the Asset Allocation Fund will provide all necessary information concerning the Fund to Fund/Plan so that Fund/Plan may appropriately execute its responsibilities hereunder;

     NOW, THEREFORE, in consideration of the premises and mutual covenants contained herein, and in exchange of good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Parties hereto, intending to be legally bound, do hereby agree as follows:

     Section 1.  For purposes of this Agreement:

     Oral Instructions shall mean an authorization, instruction, approval, item or set of data, or information of any kind transmitted to Fund/Plan in person or by telephone, telegram, telecopy, or other mechanical or documentary means lacking an original signature, by a person or persons reasonably identified to Fund/Plan to be a person or persons authorized by a resolution of the Board of Directors of the Asset Allocation Fund, to give such Oral Instructions on behalf of the Asset Allocation Fund.

     Written Instructions shall mean an authorization, instruction, approval, item or set of data or information of any kind transmitted to Fund/Plan in original writing containing an original signature or a copy of such document transmitted by telecopy including transmission of such signature reasonably identified to Fund/Plan to be the signature of a person authorized by a resolution of the Board of Directors of the Asset Allocation Fund to give written instructions on behalf of the Asset Allocation Fund.

     The Asset Allocation Fund shall file with Fund/Plan a certified copy of each resolution of its Board of Directors authorizing execution of Written Instructions or the transmittal of Oral Instructions as provided above.

     Section 2. To the extent Fund/Plan receives the necessary information from the Asset Allocation Fund or its agents by Written or Oral Instructions, Fund/Plan shall maintain and keep current the following Accounts and Records relating to the business of the Asset Allocation Fund in such form as may be mutually agreed upon between the Asset Allocation Fund and Fund/Plan:

     (a)  Cash Receipts Journal
     (b)  Cash Disbursements Journal
     (c)  Dividends Paid and Payable Schedule
     (d)  Purchase and Sales Journals - Portfolio Securities
     (e)  Subscription and Redemption Journals
     (f)  Security Ledgers - Transaction Report and Tax Lot Holdings Report
     (g)  Broker Ledger - Commission Report
     (h)  Daily Expense Accruals
     (i)  Daily Interest Accruals
     (j)  Daily Trial Balance
     (k)  Portfolio Interest Receivable and Income Journal
     (l)  Portfolio Dividend Receivable and Income Register
     (m) Listing of Portfolio Holdings - showing cost, market value and percentage of portfolio comprised of each security.
     (n)  Average Daily Net assets provided on monthly basis.

     The necessary information to perform the above functions and the calculation of the net asset value of the Asset Allocation Fund as provided below, is to be furnished by Written or Oral Instructions to Fund/Plan daily (in accordance with the time frame identified below) prior to the close of regular trading on the New York Stock Exchange.

     Section 3. Fund/Plan shall perform the ministerial calculations necessary to calculate the Asset Allocation Fund's net asset value each day that the New York Stock Exchange is open for business, in accordance with (i) the Fund's current prospectus and statement of additional information then in effect and
(ii) procedures with respect thereto approved by the Board of Directors of the Asset Allocation Fund and supplied in writing to Fund/Plan. Portfolio items for which market quotations are available by Fund/Plan's use of an automated financial information service (the "Service") shall be based on the closing prices of such

Service except where the Asset Allocation Fund has given or caused to be given specific Written or Oral Instructions to utilize a different value subject to the appropriate provisions in the Asset Allocation Fund's prospectus and statement of additional information then in effect. All of the portfolio securities shall be given such values as the Asset Allocation Fund provides by Written or Oral Instructions including all restricted securities and other securities requiring valuation not readily ascertainable solely by such Service subject to the appropriate provisions in the Asset Allocation Fund's prospectus and statement of additional information then in effect. Fund/Plan shall have no responsibility or liability for the accuracy of prices quoted by such Service; for the accuracy of the information supplied by the Asset Allocation Fund; or for any loss, liability, damage, or cost arising out of any inaccuracy of such data. Fund/Plan shall have no responsibility or duty to include information or valuations to be provided by the Asset Allocation Fund in any computation unless and until it is timely supplied to Fund/Plan in usable form. Fund/Plan shall record corporate action information as received from the custodian of the Asset Allocation Fund's assets (the "Custodian"), the Service, or the Asset Allocation Fund. Fund/Plan shall have no duty to gather or record corporate action information not supplied by these sources.

     Fund/Plan will assume no liability for price changes caused by: the investment advisor(s), custodian of the assets of the Asset Allocation Fund (the "Custodian") and suppliers of security prices, corporate action and dividend information, or any party other than Fund/Plan itself.

     In the event an error is made by Fund/Plan which creates a price change of an amount greater than or equal to one half of one percent of the correct net asset value ("NAV"), consideration must be given to the effect of the price change as described below. Notwithstanding the provisions of Section 11, the following provisions govern Fund/Plan's liability for errors in calculating the NAV of the Asset Allocation Fund:

          If the NAV should have been higher for a date or dates in the past, the error would have the effect of having given more shares to subscribers and less money to redeemers to which they were entitled. Conversely, if the NAV should have been lower, the error would have the effect of having given less shares to subscribers and overpaying redeemers.

          If the error affects the prior business day's NAV only, and if Fund/Plan can rerun the prior day's work before shareholder statements and checks are mailed, the Asset Allocation Fund hereby accepts this manner of correcting the error.

          If the error spans five (5) business days or less, Fund/Plan shall reprocess shareholder purchases and redemptions where redeeming shareholders have been underpaid. Fund/Plan shall assume liability to the Asset Allocation Fund for overpayments to shareholders who have fully redeemed.

          If the error spans more than five (5) business days, Fund/Plan would bear the liability to the Asset Allocation Fund for, 1) buying in for excess shares given to shareholders if the NAV should have been higher, or,
     2) funding overpayments to shareholders who have redeemed if the NAV should have been lower. The cost of any reprocessing required for shareholders who have been credited with fewer shares than appropriate, or for redeeming shareholders who are due additional amounts of money will also be borne by Fund/Plan.

     Section 4. For all purposes under this Agreement, Fund/Plan is authorized to act upon receipt of the first of any Written or Oral Instruction it receives from the Asset Allocation Fund or its agents on behalf of the Asset Allocation Fund. In cases where the first instruction is an Oral Instruction that is not in the form of a document or written record, a confirmatory Written Instruction or Oral Instruction in the form of a document or written record shall be delivered, and in cases where Fund/Plan receives an Instruction, whether Written or Oral, to enter a portfolio transaction on the records, the Asset Allocation Fund shall cause the broker/dealer to send a written confirmation to the Custodian. Fund/Plan shall be entitled to rely on the first Instruction received, and for any act or omission undertaken in compliance therewith shall be free of liability and fully indemnified and held harmless by the Asset Allocation Fund, provided however, that in the event a Written or Oral Instruction received by Fund/Plan is countermanded by a timely received subsequent Written or Oral Instruction prior to acting upon such countermanded Instruction, Fund/Plan shall act upon such subsequent Written or Oral Instruction. The sole obligation of Fund/Plan with respect to any follow-up or confirmatory Written Instruction, Oral Instruction in documentary or written form, shall be to make reasonable efforts to detect any such discrepancy between the original Instruction and such confirmation and to report such discrepancy to the Asset Allocation Fund. The Asset Allocation Fund shall be responsible, at the Asset Allocation Fund's expense, for taking any action, including any reprocessing, necessary to correct any discrepancy or error. To the extent such action requires Fund/Plan to act, the Asset Allocation Fund shall give Fund/Plan specific Written Instruction as to the action required.

     Section 5. The Asset Allocation Fund shall cause its Custodian to forward to Fund/Plan a daily statement of cash and portfolio transactions. At the end of each month, the Asset Allocation Fund shall cause the Custodian to forward to Fund/Plan a monthly statement of portfolio positions, which will be reconciled with the Asset Allocation Fund's Accounts and Records maintained by Fund/Plan on its behalf. Fund/Plan will report any discrepancies to the Custodian, and report any unreconciled items to the Asset Allocation Fund.

     Section 6. Fund/Plan shall promptly supply daily and periodic reports to the Asset Allocation Fund as requested by the Asset Allocation Fund and agreed upon by Fund/Plan.

     Section 7. The Asset Allocation Fund shall provide and shall require each of its agents (including the Custodian) to provide Fund/Plan as of the close of each business day, or on such other schedule as the Asset Allocation Fund determines is necessary, with Written or Oral Instructions (to be delivered to Fund/Plan by 11:00 a.m., Eastern time, the next following business day) containing all data and information necessary for Fund/Plan to maintain the Asset Allocation Fund's Accounts and Records and Fund/Plan may conclusively assume that the information it receives by Written or Oral Instructions is complete and accurate. Fund/Plan, as Transfer Agent, accepts responsibility for providing reports to the Fund/Plan Accounting Unit of share purchases, redemptions, and total shares outstanding, on the next business day after each net asset valuation.

     Section 8. The Accounts and Records, in the agreed-upon format, maintained by Fund/Plan shall be the property of the Asset Allocation Fund and shall be made available to the Asset Allocation Fund promptly upon request and shall be maintained for the periods prescribed in Rules 31a-1 and 31a-2 under the Investment Company Act of 1940, as amended. Fund/Plan shall assist the Fund's independent auditors, or upon approval of the Fund, or upon demand, any regulatory body, in any requested review of the Fund's Accounts and Records but shall be reimbursed for all reasonable expenses (expenses generally such as shipping, photocopying, faxing, special reports, etc.) and reasonable employee time for complying with extra services, (currently a rate of $50.00 per hour) invested in any such review of the Fund's Accounts and Records outside of routine and normal periodic review and audits. Upon receipt from the Asset Allocation Fund of the necessary information,

Fund/Plan shall supply the necessary data for the Asset Allocation Fund or an independent auditor's completion of any necessary tax returns, questionnaires, periodic reports to Shareholders and such other reports and information requests as the Asset Allocation Fund and Fund/Plan shall agree upon from time to time.

     Section 9. In case of any request or demand for the inspection of the records of the Asset Allocation Fund, Fund/Plan shall endeavor to notify the Asset Allocation Fund and to secure instructions as to permitting or refusing such inspection. Fund/Plan may however, exhibit such records to any person in any case where it is advised by its counsel that it may be held liable for failure to do so after notice to the Asset Allocation Fund.

     Section 10. Fund/Plan and the Asset Allocation Fund may from time to time adopt such procedures as agreed upon in writing, and Fund/Plan may conclusively assume that any procedure approved by the Asset Allocation Fund or directed by the Asset Allocation Fund, does not conflict with or violate any requirements of the Asset Allocation Fund's Prospectus, Articles of Incorporation, By-Laws, or any rule or regulation of any regulatory body or governmental agency. The Asset Allocation Fund shall be responsible for notifying Fund/Plan of any changes in regulations or rules which might necessitate changes in Fund/Plan's procedures, and for working out with Fund/Plan such changes.

     Section 11.

          (a) Fund/Plan, its directors, officers, employees, shareholders, and agents shall not be liable for any error of judgment or mistake of law or for any loss suffered by the Asset Allocation Fund in connection with the performance of this Agreement, except losses resulting from willful misfeasance, bad faith or negligence on the part of Fund/Plan in the performance of its obligations and duties under this Agreement.

          (b) Any person, even though also a director, officer, employee, shareholder or agent of Fund/Plan, who may be or become an officer, trustee, employee or agent of the Asset Allocation Fund shall be deemed, when rendering services to the Asset Allocation Fund or acting on any business of the Asset Allocation Fund (other than services or business in connection with Fund/Plan's duties hereunder), to be rendering such services to or acting solely for the Asset Allocation Fund, and not as a director, officer, employee, shareholder or agent of, or one under the control or direction of Fund/Plan even though receiving a salary from Fund/Plan.

          (c) Notwithstanding any other provision of this Agreement, the Asset Allocation Fund shall indemnify and hold harmless Fund/Plan, its directors, officers, employees, shareholders and agents from and against any and all claims, demands, expenses and liabilities (whether with or without basis in fact or law) of any and every nature which Fund/Plan may sustain or incur or which may be asserted against Fund/Plan by any person by reason of, or as a result of:

               (i) any action taken or omitted to be taken by Fund/Plan except matters resulting from willful misfeasance, bad faith, negligence or reckless disregard on the part of Fund/Plan in the performance of its obligations and duties under this Agreement; or

               (ii) in reliance upon any certificate, instrument, order or stock certificate or other document reasonably believed by it to be genuine and to be signed, countersigned or executed by any duly authorized person, upon the Oral Instructions or Written Instructions of an authorized person of the Asset Allocation Fund or upon the written opinion of legal counsel for the Asset Allocation Fund or Fund/Plan; or

               (iii) any action taken or omitted to be taken in good faith by Fund/Plan in connection with its appointment, in reliance upon any law, act, regulation or interpretation of the same even though the same may thereafter have been altered, changed, amended, or repealed. Indemnification under this subparagraph shall not apply, however, to actions or omissions of Fund/Plan or its directors, officers, employees, shareholders, or agents in cases of its or their own negligence, willful misconduct, bad faith, or reckless disregard of its or their own duties hereunder.

          (d) Fund/Plan shall give written notice to the Asset Allocation Fund within ten (10) business days of receipt by Fund/Plan of a written assertion or claim of any threatened or pending legal proceeding which may be subject to this indemnification. The failure to so notify the Asset Allocation Fund of such written assertion or claim shall not, however, operate in any manner whatsoever to relieve the Asset Allocation Fund of any liability arising from this Section or otherwise, except to the extent failure to give notice prejudices the Asset Allocation Fund.

          (e) For any legal proceeding giving rise to this indemnification, the Asset Allocation Fund shall be entitled to defend or prosecute any claim in the name of Fund/Plan at its own expense and through counsel of its own choosing if it gives written notice to Fund/Plan within ten (10) business days of receiving notice of such claim. Notwithstanding the foregoing, Fund/Plan may participate in the litigation at its own expense through counsel of its own choosing. If the Asset Allocation Fund chooses to defend or prosecute such claim, then the Parties shall cooperate in the defense or prosecution thereof and shall furnish such records and other information as are reasonably necessary.

          (f) The Fund shall not settle any claim without the Company's express written consent which shall not be unreasonably withheld. The Company shall not settle any claim without the Fund's express written consent which shall not be unreasonably withheld.

     Section 12. All financial data provided to, processed by, and reported by Fund/Plan under this Agreement shall be stated in United States dollars. Fund/Plan shall have no obligation to convert to, equate, or deal in foreign currencies or values, and expressly assumes no liability for any currency conversion or non-U.S. dollar denominated computations relating to the affairs of the Asset Allocation Fund.

     Section 13. The Asset Allocation Fund agrees to pay Fund/Plan compensation for its services and to reimburse it for expenses, at the rates and amounts as set forth in Schedule "B" attached hereto, and as shall be set forth in any amendments to such Schedule "B" approved by the Asset Allocation Fund and Fund/Plan. The Asset Allocation Fund agrees and understands that Fund/Plan's compensation be comprised of two components and payable on a monthly basis as follows:

               (i) An asset based fee subject to a stated minimum fee, will be billed to the Asset Allocation Fund within the first ten (10) calendar days of the month following the month in which the fee was incurred. The Asset Allocation Fund agrees to pay this fee to Fund/Plan within ten (10) calendar days of receipt of such bill.

               (ii) Reimbursement of any reasonable out-of-pocket expenses paid by Fund/Plan on behalf of the Asset Allocation Fund, which out-of-pocket expenses will be billed to the Asset Allocation Fund within the first ten calendar days of the month following the month in which such out-of-pocket expenses were incurred. The Asset Allocation Fund agrees to reimburse Fund/Plan for such expenses within ten calendar days of receipt of such bill.

     For the purpose of determining fees payable to Fund/Plan, the value of the Asset Allocation Fund's net assets shall be computed at the times and in the manner specified in the Asset Allocation Fund's Prospectus and Statement of Additional Information then in effect.

     During the term of this Agreement, should the Asset Allocation Fund seek services or functions in addition to those outlined above or in Schedule "A" attached, a written amendment to this Agreement specifying the additional services and corresponding compensation shall be executed by both Fund/Plan and the Asset Allocation Fund.

     Section 14. Nothing contained in this Agreement is intended to or shall require Fund/Plan, in any capacity hereunder, to perform any functions or duties on any holiday, day of special observance or any other day on which the New York Stock Exchange is closed. Functions or duties normally scheduled to be performed on such days shall be performed on, and as of, the next succeeding business day on which the New York Stock Exchange is open. Notwithstanding the foregoing, Fund/Plan shall compute the net asset value for the Fund on each day required pursuant to (i) Rule 22c-1 promulgated under the Investment Company Act of 1940, as amended, and (ii) the Asset Allocation Fund's Prospectus and Statement of Additional Information then in effect.

     Section 15.

          (a) The term of this Agreement shall be for a period of three (3) years, commencing on the date hereinabove first written ("Effective Date") and shall continue thereafter on a year to year term subject to termination by either Party as set forth in (c) below.

          (b) The fee schedule set forth in Schedule "B" attached shall be fixed for three (3) years commencing on the Effective Date of this Agreement and shall continue thereafter subject to review and adjustment of the fee schedule and termination notice as set forth in section (c) below.

          (c) After the initial term of this Agreement, the Asset Allocation Fund or Fund/Plan may give written notice to the other of the termination of this Agreement, such termination to take effect at the time specified in the notice, which date shall not be less than one hundred twenty (120) days after the date of receipt of such notice. Upon the effective termination date, the Asset Allocation Fund shall pay to Fund/Plan such compensation as may be due as of the date of termination and shall likewise reimburse Fund/Plan for any out-of-pocket expenses and disbursements reasonably incurred by Fund/Plan to such date.

          (d) If a successor to any of Fund/Plan's duties or responsibilities under this Agreement is designated by the Asset Allocation Fund by written notice to Fund/Plan in connection with the termination of this Agreement, Fund/Plan shall promptly upon such termination and at the expense of the Asset Allocation Fund, transfer all Required Records and shall cooperate in the transfer of such duties and responsibilities.

     Section 16. Except as otherwise provided in this Agreement, any notice or other communication required by or permitted to be given in connection with this Agreement shall be in writing, and shall be delivered in person or sent by first class mail, postage prepaid to the respective parties as follows:

     If to IAA Trust Asset Allocation Fund, Inc.         If to Fund/Plan:

     IAA Trust Asset Allocation Fund, Inc.       Fund/Plan Services, Inc.
     808 IAA Drive                                      2 West Elm Street
     Bloomington, IL  61702                        Conshohocken, PA 19428
     Attention: Richard M. Miller            Attention: Kenneth J. Kempf,
                Vice President                                  President

     Section 17. This Agreement may be amended from time to time by supplemental agreement executed by the Asset Allocation Fund and Fund/Plan and the compensation stated in Schedule "B" attached hereto may be adjusted accordingly as mutually agreed upon.

     Section 18. The Asset Allocation Fund represents and warrants to Fund/Plan that the execution and delivery of this Agreement by the undersigned officers of the Asset Allocation Fund has been duly and validly authorized by resolution of the Board of Directors of the Asset Allocation Fund.

     Section 19. This Agreement may be executed in two or more counterparts, each of which when so executed shall be deemed to be an original, but such counterparts shall together constitute but one and the same instrument.

     Section 20. This Agreement shall extend to and shall be binding upon the parties hereto and their respective successors and assigns; provided, however, that this Agreement shall not be assignable by the Asset Allocation Fund without the written consent of Fund/Plan or by Fund/Plan without the written consent of the Asset Allocation Fund, authorized or approved by a resolution of its respective Boards of Directors.

     Section 21. This Agreement shall be governed by the laws of the Commonwealth of Pennsylvania and the venue of any action arising under this Agreement shall be Montgomery County, Commonwealth of Pennsylvania.

     Section 22. No provision of this Agreement may be amended or modified, in any manner except by a written agreement properly authorized and executed by Fund/Plan and the Asset Allocation Fund.

     Section 23. If any part, term or provision of this Agreement is held by any court to be illegal, in conflict with any law or otherwise invalid, the remaining portion or portions shall be considered severable and not be affected, and the rights and obligations of the parties shall be construed and enforced as if the Agreement did not contain the particular part, term or provision held to be illegal or invalid.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement consisting of eleven typewritten pages, together with Schedules "A" and "B", to be signed by their duly authorized officers as of the day and year first above written.


IAA Trust Asset Allocation Fund, Inc.         Fund/Plan Services, Inc.


 /s/ Gary E. Mede, Vice President      /s/ Kenneth J. Kempf, President
------------------------------------   ------------------------------------
By:  Gary E. Mede, Vice President      By: Kenneth J. Kempf, President

                                                                    Schedule "A"

            Fund Accounting and Portfolio Valuation Services
                                   for
                     The Asset Allocation Fund, Inc.

                         Daily Accounting Services

 1)  Calculate Net Asset Value ("NAV") and Offering Price Per Share:
     o Update the daily market value of securities held by the Asset Allocation Fund using Fund/Plan's standard agents for pricing domestic equity and bond securities. The standard domestic equity pricing services are Quotron/Reuters, Inc., Muller Data Corporation, or Interactive Data Corporation (IDC). Muller Data Corporation, Telerate Systems, Inc and IDC are used for bond and money market issues.
     o Enter limited number (not to exceed ten per day) of manual prices supplied by the Asset Allocation Fund.
     o Prepare NAV proof sheet. Review components of change in NAV for reasonableness.
     o Review variance reporting on-line and in hard copy for price changes in individual securities using variance levels established by the Asset Allocation Fund. Verify US dollar security prices exceeding variance levels by notifying the Asset Allocation Fund and pricing sources of noted variances.
     o Review for ex-dividend items indicated by pricing sources; trace to general ledger for agreement.
     o Communicate required pricing information, NAV, to the Asset Allocation Fund's transfer agent (the "Transfer Agent") and, electronically, to NASDAQ.

 2)  Complete Money Market (Daily Dividend) Fund Requirements:  (If applicable)

     o   Calculate net investment income available for distribution daily.
     o   Calculate daily rate, and 1, 7, 30-day yields.
     o   Provide system calculated average weighted maturity.
     o   Supply Transfer Agent and client with distribution rates.
     o Provide money market original and amortized cost schedules in accordance with valuing the Fund based on amortized cost, inclusive of all debt issues income accruals.
     o Communicate required information electronically to NASDAQ, if applicable.

 3) Determine and Report Cash Availability to Fund by approximately 9:30 AM Eastern Time:
     o Receive daily cash and transaction statements from the Asset Allocation Fund's custodian by 8:30 AM Eastern time.
     o Receive previous day shareholder activity reports from the transfer agent by 8:30 AM Eastern time.
     o Fax hard copy cash availability calculations with all details to the Asset Allocation Fund.
     o   Supply the Asset Allocation Fund with 5-day cash projection report.

     o Prepare and complete daily bank cash reconciliations including documentation of any reconciling items and notify the Custodian and the Asset Allocation Fund.
     o For Money Market Funds, the Fund's transfer agent will also support the client in receipt of timely cash information.

 4)  Reconcile and Record All Daily Expense Accruals:
     o Accrue expenses based on budget supplied by the Asset Allocation Fund either as percentage of net assets or specific dollar amounts.
     o If applicable, monitor expense limitations established by the Asset Allocation Fund.
     o   If applicable, accrue daily amortization of Organizational expense.
     o   If applicable, complete daily accrual of 12b-1 expenses.

 5)  Verify and Record All Daily Income Accruals for Debt Issues:
     o Review and verify all system generated Interest and Amortization reports.
     o Establish unique security codes for bond issues to permit segregated Trial Balance income reporting.

 6) Monitor Domestic Securities Held for cash dividends, corporate actions and capital changes such as splits, mergers, spinoffs, etc. and process appropriately.
     o Monitor electronically received information from Muller Data Corporation for all domestic securities.
     o   Review current daily security trades for dividend activity.
     o Interface with custodian to monitor timely collection and postings of corporate actions, dividends and interest.

 7) Enter All Security Trades on Investment Accounting System (IAS) based on written instructions from the Asset Allocation Fund.
     o   Review system verification of trade and interest calculations.
     o   Verify settlement through the statements supplied by the custodian.
     o   Maintain security ledger transaction reporting.
     o   Maintain tax lot holdings.
     o   Provide complete broker commission reporting.
     o   Determine realized gains or losses on security trades.

 8)  Enter All Fund Share Transactions on IAS:
     o Process activity identified on reports supplied by the Fund/Plan transfer agent.
     o   Verify settlement through the statements supplied by the Custodian.
     o   Reconcile to Fund/Plan's transfer agent report balances.

 9) Prepare and Reconcile/Prove Accuracy of the Daily Trial Balance (listing all asset, liability, equity, income and expense accounts)
     o   Post manual entries to the general ledger.
     o   Post custodian bank activity.
     o   Post shareholder and security transactions.
     o Post and verify system generated activity, i.e., income and expense accruals.
     o   Prepare general ledger net cash proof used in NAV calculation.

10)  Review and Reconcile With Custodian Statements:
     o Verify all posted interest, dividends, expenses, and shareholder and security payments/receipts, etc. (Discrepancies will be reported to and resolved by the custodian.)
     o   Post all cash settlement activity to the Trial Balance.
     o   Reconcile to ending cash balance accounts.
     o   Clear IAS subsidiary reports with settled amounts.
     o Track status of past due items and failed trades handled by the custodian.

 11) Submission of Daily Accounting Reports to the Asset Allocation Fund:
     (Additional reports readily available.)
     o   Non-Money Market Fund
          -    Trial Balance.
          - Portfolio Valuation (listing inclusive of holdings, costs, market values, unrealized appreciation/depreciation and percentage of portfolio comprised of each security).
          -    Cash Availability and 5-day Cash Projection Report
          -    NAV calculation report.

                        Monthly Accounting Services

 1) Full Financial Statement Preparation (automated Statements of Assets and Liabilities, of Operations and of Changes in Net Assets) and submission to the Asset Allocation Fund by 10th business day.

 2)  Submission of Monthly Automated IAS Reports to the Asset Allocation Fund:
     o   Security Purchase/Sales Journal
     o   Interest and Maturity Report
     o   Brokers Ledger (Commission Report)
     o   Security Ledger Transaction Report with Realized Gains/Losses
     o   Security Ledger Tax Lot Holdings Report
     o   Additional reports available upon request

 3)  Reconcile Accounting Asset Listing to Custodian Asset Listing:
     o Report any security balance discrepancies to the custodian/the Asset Allocation Fund.

 4) Provide Monthly Analysis and Reconciliation of Additional Trial Balance Accounts, such as:
     o   Security cost and realized gains/losses
     o   Interest/dividend receivable and income
     o   Payable/receivable for securities purchased and sold
     o   Payable/receivable for fund shares; issued and redeemed
     o   Expense payments and accruals analysis

 5)  If Appropriate, Prepare and Submit to the Asset Allocation Fund:
     o SEC yield reporting (non-money market funds with domestic and ADR securities only).
     o   Income by state reporting.
     o   Standard Industry Code Valuation Report.
     o   Alternative Minimum Tax Income segregation schedule.

               Annual (and Semi-Annual) Accounting Services

  1) Assist and supply auditors with schedules supporting securities and shareholder transactions, income and expense accruals, etc. during the year in accordance with standard audit assistance requirements.

  2) Provide NSAR Reporting (Accounting Questions):

     If applicable, answer the following items:
     2, 12B, 20, 21, 22, 23, 28, 30A, 31, 32, 35, 36, 37, 43, 53, 55, 62, 63,
     64B, 71, 72, 73, 74, 75, and 76.

             Accounting Services Unit (ASU) Basic Assumptions
               for the IAA Trust Asset Allocation Fund, Inc.


The Accounting Fees as set forth in Schedule "B" are based on the following assumptions. To the extent these assumptions are inaccurate or requirements change, fee revisions may be necessary.

Basic Assumptions:

 1) The Asset Allocation Fund's asset composition and trading activity levels will remain comparable to the current portfolio.

 2) The Asset Allocation Fund has a tax year-end which coincides with its fiscal year-end. No additional accounting requirements are necessary to identify or maintain book-tax differences. ASU will supply segregated Trial Balance account details to assist the Asset Allocation Fund in proper identification by category of all appropriate realized and unrealized gains/losses.

     Security tax accounting which differs from book accounting will be provided by the Asset Allocation Fund or the Fund's independent auditor.

 3) The Asset Allocation Fund foresees no difficulty in using Fund/Plan's standard current pricing agents for domestic equity, bond, and ADR securities. Fund/Plan currently uses Quotron/Reuters, Inc., Muller Data Corporation or Interactive Data Corporation (IDC) for domestic equities and listed ADR's. Muller Data Corporation, Telerate Systems, Inc. or IDC are used for bonds and money market instruments.

 4) To the extent the Asset Allocation Fund requires daily security prices (limited to ten per day) from specific brokers for domestic securities, these manual prices will be obtained by the Asset Allocation Fund's investment advisor and faxed to ASU by approximately 4:00 PM Eastern time for inclusion in the NAV calculations. The Asset Allocation Fund will also supply ASU with the appropriate pricing contacts for the manual quotes.

 5) To the extent the Asset Allocation Fund should ever purchase/hold open-end registered investment companies (RIC's), procedural discussions shall take place between ASU and the Advisor to establish the appropriate pricing and dividend rate sources. Depending on the methodologies selected by the Asset Allocation Fund, additional fees may apply.

 6) ASU will supply daily Portfolio Valuation Reports to the Asset Allocation Fund's investment adviser or manager identifying current security positions, original/amortized cost, security market values and changes in unrealized appreciation/depreciation.

     It will be the responsibility of the Fund's investment adviser to review these reports and to promptly notify ASU of any possible problems, trade discrepancies, incorrect security prices, corporate action/capital change information that could result in a misstated Fund NAV.

 7) The Asset Allocation Fund does not currently expect to invest in Futures, Swaps, Derivatives or Foreign (non-US dollar denominated) currency or securities. To the extent these investment strategies should change, additional fees will apply after the appropriate procedural discussions have taken place between ASU and the Asset Allocation Fund. (At least two weeks advance notice is required should the Asset Allocation Fund commence trading in these investments).

 8) The Asset Allocation Fund shall direct the investment advisor to supply the ASU with critical income information such as accrual methods, interest payment frequency details, coupon payment dates, floating rate reset dates and complete security descriptions with issue types and CUSIP numbers. If applicable, for proper income accrual accounting, ASU will look to the investment advisor to supply the yield to maturity and related cash flow models for any mortgage/asset-backed securities held by the Asset Allocation Fund.

 9) The Asset Allocation Fund shall direct the Custodian to provide ASU with daily custodian statements reflecting all prior day cash activity by 8:30 AM Eastern time. Complete descriptions of any postings, inclusive of CUSIP numbers, interest/dividend payment dates, capital stock details, expense authorizations, beginning/ending cash balances, etc. will be provided by the Custodian's reports or system.

 10) The Asset Allocation Fund shall direct the custodian to supply capital change information and interest rate changes to ASU in a timely manner. The investment advisor will supplement and supply as appropriate.

 11) The Asset Allocation Fund shall direct the Custodian to handle and report upon all settlement problems, failed trades and resolve unsettled dividends/interest/paydowns and capital changes. The Custodian will process all applicable capital change paperwork based upon advice from the investment advisor. ASU agrees to supply segregated Trial Balance reporting and supplemental reports to assist in this process.

 12) With respect to mortgage/asset-backed securities including GNMA's, FHLMC's, FNMA's, CMO's, ARM's, the Asset Allocation Fund shall direct the Custodian (or a Asset Allocation Fund supplied source) to provide ASU with current principal repayment factors on a timely basis in accordance with the appropriate securities' schedule. Income accrual adjustments (to the extent necessary) based upon initial estimates will be completed by ASU when actual principal/income payments are collected by the Custodian and reported to ASU.

 13) To the extent applicable, ASU will maintain on a daily basis US dollar denominated qualified covered call options and index options reporting on the daily Trial Balance and value the respective options and underlying positions. This Agreement does not provide for tax classifications if they are required.

     If the Asset Allocation Fund commences investment in domestic options or designated hedges, at least two week's advance notice is required to clarify operational procedures between ASU and the investment advisor.

 14) To the extent the Asset Allocation Fund, Inc. should establish a Line of Credit in segregated accounts with the Custodian for temporary administrative purposes, and/or leveraging/hedging the portfolio, it is not the responsibility under this Agreement for ASU to complete the appropriate paperwork/monitoring for segregation of assets and adequacy of collateral. The Asset Allocation Fund shall direct the investment advisor to execute such responsibilities. ASU will, however, reflect appropriate Trial Balance account entries and interest expense accrual charges on the daily Trial Balance adjusting as necessary at month-end.

 15) If the Asset Allocation Fund commences participation in Security Lending, Leveraging, Precious Metals or Short Sales, at least two week's advance notice is required. To the extent the Asset Allocation Fund does so in the future, additional fees will apply.

 16) The Asset Allocation Fund shall direct the investment advisor to supply ASU with portfolio specific expense accrual procedures and monitor the expense accrual balances for adequacy based on outstanding liabilities monthly. The investment advisor will promptly communicate to the ASU any adjustments needed.

 17) Specific deadlines shall be met and complete information shall be supplied by the Asset Allocation Fund in order to minimize any settlement problems, NAV miscalculations or income accrual adjustments.

     The Asset Allocation Fund shall direct the investment advisor to provide to ASU Trade Authorization Forms, with the appropriate officer's signature, on all security trades placed by the Asset Allocation Fund no later than 12:30 PM Eastern time on settlement/value date for money market issues, assuming that trade date equals settlement date; and by 11:00 AM Eastern time on trade date plus one for non-money market securities. Receipt by ASU of trade information within these identified deadlines may be via telex, fax, or on-line system access. The investment advisor will also communicate all trade information directly to the Custodian.

     There is no assurance that security trade information received by ASU after the above stated deadlines will be included in that day's work.

     The Asset Allocation Fund agrees to direct the investment advisor to include all information required by ASU, including CUSIP numbers and/or ticker symbols for all US dollar denominated trades on the Trade Authorization Form, telex or on-line support. ASU will not be responsible for NAV changes or distribution rate adjustments that result from incomplete trade information.

 18) To the extent the Asset Allocation Fund utilizes Purchases In-Kind (U.S. dollar denominated securities only) as a method for shareholder subscriptions, ASU will provide the Asset Allocation Fund with procedures to properly handle and process

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     securities in-kind. Should the Asset Allocation Fund prefer procedures other than those provided by ASU, additional fees may apply. (The Parties agree that discussions will take place in advance between ASU and the Asset Allocation Fund to clarify the appropriate In-Kind operational procedures to be followed).

 19) It is assumed that the investment advisor or Fund/Plan as administrator will complete the applicable performance and rate of return calculations as required by the SEC for the Asset Allocation Fund.

 20) Compliance reporting (Sub-Chapter "M") will be completed by the Fund/Plan administrator or investment advisor.

 21) Fund/Plan will provide Administration and Transfer Agency Services.

 22) The Asset Allocation Fund is not currently expected to issue separate classes of shares. To the extent they do so, additional fees will be negotiated.

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                                                                   Schedule "B"

      Fund Accounting and Portfolio Valuation Services Fee Schedule
                                   for
                  IAA Trust Asset Allocation Fund, Inc.

This Fee Schedule is fixed for a period of three (3) years from the Effective
            Date as that term is defined in the Agreement.

The Accounting Fees as set forth below are based on the "Basic Assumptions" as set forth in Schedule "A." To the extent that those assumptions are inaccurate or requirements change, fee revisions may be necessary.

FUND ACCOUNTING AND PORTFOLIO VALUATION FEES (US dollar denominated securities only) All Accounting Services fees are quoted with the assumption that Transfer Agent Services will be provided by Fund/Plan Services, Inc.

     I.  Annual Fee Schedule Per Portfolio: (1/12th payable monthly)
         $25,000       Minimum to     $ 10 Million of Average Net Assets
           .0004       On the Next    $ 40 Million of Average Net Assets
           .0003       On the Next    $ 50 Million of Average Net Assets
           .0001         Over         $100 Million of Average Net Assets

     II. Pricing Services Quotation Fee (Based on individual CUSIP or security identification number.) Specific costs will be identified based upon options selected by the client and will be billed monthly.

          A)   Muller Data Corporation* (if applicable)
                    *(Based on current vendor costs, subject to change)

          Government/Mortgage Backed/Corporate
               Short & Long Term Quotes              $ .50 per Quote per Issue
          Tax-Exempt Short & Long Term Quotes        $ .55 per Quote per Issue
          CMOs/ARMs/ABS                              $1.00 per Quote per Issue
          Foreign Security Quotes                    $ .50 per Quote per Issue
          Foreign Security Supplemental
               Corporation Actions, Dividends
               & Capital Changes                     $2.00 per Issue per Month
          Mortgage Backed Factors                    $1.00 per Issue per Month
          Minimum Weekly File Transmission is Assumed

          There are currently no charges for the domestic dividend and capital change information transmitted daily to Fund/Plan services from Muller Data Corporation.

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          B)   Futures and Currency Forward Contracts  $2.00 per Issue per Day


          C)   Telerate Systems, Inc.* (if applicable)
                    *(Based on current vendor costs, subject to change.)

               Specific costs will be identified based upon options selected by the client and will be billed monthly.

          D)   Quotron/Reuters, Inc.*
                    *(Based on current vendor costs, subject to change.)

               Fund/Plan does not currently pass along the charges for the domestic security prices supplied by Quotron/Reuters, Inc.

          E)   Interactive Data Corp.* (if applicable)
                    *(Based on current vendor costs, subject to change.)

               Domestic Equities and Options        $ .15 per Quote per Issue
               Corporate/Government/Agency Bonds
                 including Mortgage-Backed
                  Securities (evaluated,
                  seasoned, and/or closing)          $ .50 per Quote per Issue
               US Municipal Bonds and Collateralized
                   Mortgage Obligations              $ .80 per Quote per Issue
               International Equities and Bonds      $ .50 per Quote per Issue
               Domestic Dividends and Capitalization
                   Changes                           $3.50 per Month per Holding
               International Dividends and Capital
                   Changes                           $4.00 per Month per Holding

               Interactive Data also charges monthly transmission costs and disk storage charges.

          Specific costs will be identified based upon options selected by the Asset Allocation Fund and will be billed monthly.

     III. SEC Yield Calculation: (if applicable)

     Provide up to 12 reports per year to reflect the yield calculations for non-money market funds required by the SEC, at no additional charge. (US dollar denominated securities only).

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     IV.  Out-Of-Pocket Expenses

     The Asset Allocation Fund will reimburse Fund/Plan Services, Inc. monthly for all out-of-pocket expenses, including telephone, postage, telecommunications, special reports, record retention, special transportation costs as approved, and the cost of copying and sending materials to auditors.

     V.   Additional Services

     To the extent the Asset Allocation Fund commences using investment techniques such as Futures, Security Lending, Swaps, Short Sales, Derivatives, Leveraging, Precious Metals or non-US dollar denominated currency and securities, additional fees will apply, as mutually agreed upon.

     Activities of a non-recurring nature such as shareholder in-kinds, fund consolidations, mergers, or reorganizations will be subject to negotiation. To the extent that the Asset Allocation Fund should decide to issue separate/multiple classes of shares, additional fees shall apply. Any additional enhanced services, programming requests or reports will be quoted upon request.


     This Schedule may be amended to reflect the addition of other services/reports.


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